Exhibit (d)(13)

January 30, 2015

BlackRock Fund Advisors

400 Howard Street

San Francisco, CA 94105

Attn: Ed Baer, Managing Director, iShares

Re: First Amendment to the Investment Sub-Advisory and ETF Services Agreement (the "Agreement") among Fidelity SelectCo, LLC, ("Adviser") BlackRock Fund Advisors ("Sub-Adviser") and Fidelity Covington Trust (the "Trust"), on behalf of the individual series listed on Schedule C thereto (the "Funds"), dated September 17, 2013

Ladies and Gentlemen:

This letter and the enclosed Schedule C ("Schedule C") are being delivered to you as the First Amendment to the Agreement pursuant to Section 15 thereof. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.

The following investment company, which is an exchange traded fund, desires to be added to the Agreement, effective February 2, 2015:

•Fidelity MSCI Real Estate Index ETF

On February 2, 2015, provided that Schedule C is countersigned by the Sub-Adviser and the Adviser, the investment company noted above shall become a "Fund" under the Agreement.

If you are in agreement with the foregoing, please sign below and return to the undersigned.

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Sincerely,

FIDELITY COVINGTON TRUST

By: /s/ Adrien Deberghes

Name: Adrien Deberghes

Title: Treasurer - Fidelity Sector Portfolios

AGREED AND ACCEPTED:

FIDELITY SELECTCO, LLC

By: /s/ Anthony Rochte

Name: Anthony Rochte

Title: President

BLACKROCK FUND ADVISORS

By: /s/ Jennifer Grancio

Name: Jennifer Grancio

Title: Managing Director

Schedule C

Funds

Fidelity MSCI Consumer Discretionary Index ETF

Fidelity MSCI Consumer Staples Index ETF

Fidelity MSCI Energy Index ETF

Fidelity MSCI Financials Index ETF

Fidelity MSCI Health Care Index ETF

Fidelity MSCI Industrials Index ETF

Fidelity MSCI Information Technology Index ETF

Fidelity MSCI Materials Index ETF

Fidelity MSCI Telecommunication Services Index ETF

Fidelity MSCI Utilities Index ETF

Fidelity MSCI Real Estate Index ETF